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CUSIP No. 713839 10 8

                                    EXHIBIT C
                                    ---------

                                LETTER AGREEMENT

                                December 14, 2005

This will confirm the agreement among the undersigned parties regarding certain matters in connection with the resale of up to 5,798,739 shares of common stock, par value $1.00 per share (the "SHARES"), of Perini Corporation, a Massachusetts corporation (the "COMPANY") and the offering of such Shares (the "OFFERING") by a syndicate of underwriters (the "UNDERWRITERS") under the Registration Statement on Form S-1, as amended (File No. 333-117344). Notwithstanding the terms of the Registration Rights Agreement dated March 29, 2000 (the "REGISTRATION RIGHTS AGREEMENT") by and among the Company, Blum Capital Partners, L.P. ("Blum Capital"), PB Capital Partners, L.P. ("PB Capital"), The Common Fund for Non-Profit Organizations, National Union Fire Insurance Company of Pittsburgh, Pa. ("National Union"), The Union Labor Life Insurance Company, acting on behalf of its Separate Account P ("ULLICO") O&G Industries, Inc. ("O&G"), Tutor-Saliba Corporation ("TSC") and Ronald N. Tutor, for purposes of the Offering, the parties hereto agree as follows:

1. SCHEDULE I attached hereto sets forth (a) the names of the selling stockholders participating in the Offering (the "SELLING STOCKHOLDERS");
      (b) the total number of Shares (excluding the Shares to be sold if the Underwriters' over-allotment option is exercised) proposed to be offered by each of the Selling Stockholders in the Offering and (c) the total number of Shares proposed to be offered by each of the Selling Stockholders in the Offering for purchase by the Underwriters to cover any over-allotment of Shares (the total number of Shares to be offered by each Selling Stockholder under both (a) and (b) together is referred to as such Selling Stockholder's "OFFERED SHARES").

2. The Company will only pay reasonable fees and disbursements of up to (i) $20,000 to counsel retained by O&G, (ii) $20,000 to counsel retained by TSC, and (iii) $45,000 in the aggregate to counsel retained by National Union, Blum Capital, PB Capital and ULLICO, in connection with the Offering.

3. As provided in Section 3.1 of the Registration Rights Agreement, UBS Investment Bank, the lead underwriter for the Offering ("UBS"), may limit the number of Shares to be sold in the Offering to the Saleable Number (as defined in the Registration Rights Agreement). In the event that UBS determines that all of the Shares proposed to be sold by the Selling Stockholders cannot be included in the Offering, then there shall be included in the Offering that number of each Selling Stockholder's Offered Shares equal to the product of (a) the Saleable Number, multiplied by (b) a fraction, the numerator of which is the number of such Selling Stockholder's Offered Shares and the denominator of which is 5,798,739.

4. Each of the undersigned hereby waives any and all of its rights under Articles V and VI of the Shareholders' Agreement dated as of March 29, 2000 (the "SHAREHOLDERS' AGREEMENT"), (including, without limitation, any right to receive notice of or to purchase or sell any shares of common stock of the Company) solely in connection with the Offering. Effective and conditioned upon the closing of the Offering, each of the undersigned hereby irrevocably waives all of its respective rights under Article V of the Shareholders' Agreement, provided that TSC does not waive and expressly reserves all of its rights with respect to the Put/Call Shares (as defined in the Shareholders' Agreement), including, without limitation, the rights relating to the continuation of the Put Option and Call Option (each as defined in the Shareholders' Agreement) as set forth in Section 5.04 of the Shareholders' Agreement. Effective and conditioned upon the closing of the Offering, each of the undersigned hereby irrevocably waives all of its respective rights under Article VI of the Shareholders' Agreement, provided that TSC does not waive and expressly reserves all of its rights with respect to the Put/Call Shares (as defined in the Shareholders' Agreement), including, without limitation, the rights relating to the continuation of the Call Option (as defined in the Shareholders' Agreement) as set forth in Section 6.02 of the Shareholders' Agreement.

This letter agreement shall not obligate any of the Selling Stockholders to sell any Shares in the Offering.

This letter agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which counterparts together shall constitute one agreement.

                  [Remainder of page intentionally left blank.]

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CUSIP No. 713839 10 8

PERINI CORPORATION

By:  /s/ Susan C. Mellace
     --------------------------------------------------
     Name: Susan C. Mellace
     Title: VP & Treasurer



BLUM CAPITAL PARTNERS, L.P.

By:   Richard C. Blum & Associates, Inc.,
      its general partner
      By: /s/ Gregory D. Hitchan
     --------------------------------------------------
      Name: Gregory D. Hitchan
      Title: General Counsel & Secretary



PB CAPITAL PARTNERS, LP

By:   Blum Capital Partners, L.P., its general
      partner

      By: Richard C. Blum & Associates, Inc.,
          its general partner

      By: /s/ Gregory D. Hitchan
      --------------------------------------------------
      Name: Gregory D. Hitchan
      Title: General Counsel & Secretary



NATIONAL UNION FIRE INSURANCE
COMPANY OF PITTSBURGH, PA.

By:   AIG Global Investment Corp., as investment
      advisor

      By: /s/ FT Chong
      --------------------------------------------------
      Name:
      Title:

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CUSIP No. 713839 10 8

THE UNION LABOR LIFE INSURANCE COMPANY,
ACTING ON BEHALF OF ITS SEPARATE ACCOUNT P

By:  /s/ Joseph R. Linehan
     --------------------------------------------------
     Name:   Joseph R. Linehan
     Title:  Vice President

O & G INDUSTRIES, INC.

By:  /s/ Raymond R. Oneglia
     --------------------------------------------------
     Name:   Raymond R. Oneglia
     Title:  Vice Chairman

TUTOR-SALIBA CORPORATION

By:  /s/ William B. Sparks
     --------------------------------------------------
     Name:   William B. Sparks
     Title:  Sr. Vice President

/s/ Ronald N. Tutor
-------------------------------------------------------
Ronald N. Tutor

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CUSIP No. 713839 10 8

                                   SCHEDULE I

                                                                NUMBER OF SHARES
                                              NUMBER OF SHARE    ALLOCATED FOR
SELLING STOCKHOLDER                               OFFERED        OVER-ALLOTMENT
-------------------                           ---------------   ----------------
Blum Capital Partners, L.P.                         5,743               862
PB Capital Partners, L.P.                       2,661,514           399,227
National Union Fire Insurance Company
   of Pittsburgh, PA                              266,874            40,031
O&G Industries, Inc.                              608,696            91,304
The Union Labor Life Insurance Company,
   acting on behalf of its Separate Account P     195,207            29,281
Tutor-Saliba Corporation                        1,304,348           195,652
TOTAL                                           5,042,382           756,357